EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00000) pertaining to the Proxy Statement-Prospectus of Independence Community Bank Corp. and the incorporation by reference therein of our report dated April 30, 1999, with respect to the consolidated financial statements of Independence Community Bank Corp., included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.




                                            /s/ Ernst & Young LLP




New York, New York
August 31, 1999